Exhibit 16.1



November 15, 2006

Securities & Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: Senior Optician Service, Inc.

Gentlemen:

On November 15, 2006, this Firm received a draft copy of a Form 8-K to be filed by Senior Optician Service, Inc. (Company) (SEC File #0-28683, CIK #1101423) reporting an Item 4.01 - Changes in Registrant's Certifying Public Accountant.

We have no  disagreements  with the statements  made in the draft Form 8-K, Item
4.01 disclosures provided to us.

Yours truly,

/s/ S. W. Hatfield, CPA
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S. W. Hatfield, CPA Dallas, Texas